Exhibit 99.906 CERT

Certification Under Section 906
Of the Sarbanes-Oxley Act Of 2002

Mary Ann B. Wirts, President and Treasurer (Principal Executive Officer and Principal Financial Officer) of The Glenmede Portfolios (the “Registrant”), certifies to the best of her knowledge that:

1.               The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2005 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.               The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Mary Ann B. Wirts
Mary Ann B. Wirts
President and Treasurer
(Principal Executive Officer and Principal Financial Officer)
The Glenmede Portfolios

Date: January 9, 2006

This certification is being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C Section 1350 and is not being filed as part of the Form N-CSR with the Commission.